                                               OPPENHEIMERFUNDS, INC.
                                                498 Seventh Avenue
                                             New York, New York 10018

February 26, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC  20549

                  Re:      Oppenheimer Quest Capital Value Fund, Inc.
                           Reg. No. 333-16881; File No. 811-4797
                           Written Representation of Counsel
                           ----------------------------------------

To the Securities and Exchange Commission:

         On behalf of Oppenheimer  Quest Capital Value Fund, Inc. (the "Fund") and pursuant to Paragraph  (b)(4) of
Rule 485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in  connection  with an Amendment on
Form  N-1A  which  is  Post-Effective  Amendment  No.  8 to the 1933  Act  Registration  Statement  of the Fund and
Amendment  No.  19 to its  Registration  Statement  under the  Investment  Company  Act of 1940,  as  amended,  the undersigned  counsel,  who prepared or reviewed such Amendment,  hereby  represents to the  Commission,  for filing with such Amendment,  that said Amendment does not contain  disclosures  which would render it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

                                                              Very truly yours,

                                                              /s/ Merryl Hoffman
                                                              -------------------------
                                                              Merryl Hoffman
                                                              Vice President &
                                                              Senior Counsel
                                                              (212) 323-0248

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